~~______________________________________________________________________________________________________~~
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________________________
FORM 8-K
_______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 7, 2013 (January 7, 2013)
_______________________________
Realogy Holdings Corp.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35674	20-8050955
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
_______________________________
One Campus Drive
Parsippany, NJ 07054
(Address of Principal Executive Offices) (Zip Code)
(973) 407-2000
(Registrant’s telephone number, including area code)
None
(Former name or former address if changed since last report)
_______________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

~~______________________________________________________________________________________________________~~

Item 5.08     Shareholder Director Nominations.
The information set forth below under Item 8.01 is incorporated herein by reference.
Item 8.01.     Other Events.
As used below, the terms “we” and “our” refer to Realogy Holdings Corp.
We intend to hold our first Annual Meeting of Stockholders (the “Annual Meeting”) on May 7, 2013, at a time and location to be determined and specified in our proxy statement related to the Annual Meeting.
Under the Securities and Exchange Commission's proxy rules, we have set the deadline for submission of proposals to be included in our proxy materials for the Annual Meeting as of January 31, 2013. Accordingly, in order for a stockholder proposal to be considered for inclusion in our proxy materials for the Annual Meeting, the proposal must be received by our Corporate Secretary, One Campus Drive, Parsippany, NJ 07054 on or before January 31, 2013, and comply with the procedures and requirements set forth in Rule 14a-8 under the Securities Exchange Act of 1934.
In accordance with the advance notice requirements contained in our bylaws, for director nominations or other business to be brought before the Annual Meeting by a stockholder, other than Rule 14a−8 proposals described above, written notice must be delivered no earlier than the close of business on January 7, 2013, and no later than the close of business on February 6, 2013, to our Corporate Secretary, One Campus Drive, Parsippany, NJ 07054. These stockholder notices also must comply with the requirements of our bylaws and will not be effective otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Realogy Holdings Corp.

By:	/s/ Anthony E. Hull
Name: Anthony E. Hull
Title: Executive Vice President, Chief Financial Officer and Treasurer

Date: January 7, 2013